UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 23, 2008
                                                         ----------------

                       PROVIDENT FINANCIAL SERVICES, INC.
             (Exact Name of Registrant as Specified in its Charter)

    Delaware                             001-31566             42-1547151
-----------------------------      ----------------------     ----------
(State or Other Jurisdiction)      (Commission File No.)       (I.R.S. Employer
      of Incorporation)                                      Identification No.)


830 Bergen Avenue, Jersey City, New Jersey                     07306-4599
------------------------------------------                     ----------
(Address of Principal Executive Offices)                       (Zip Code)

Registrant's telephone number, including area code:  (201) 333-1000
                                                     --------------

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02  Departure of Directors or Certain  Officers;  Election of  Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
--------------------------------------------------------------------------------

     On  January  23,  2008,  the  Board of  Directors  of  Provident  Financial
Services, Inc. (the "Company"), on the recommendation of the Compensation Committee, approved an annual performance-based incentive plan for the payment of incentive compensation to certain officers of The Provident Bank, the Company's wholly-owned savings bank subsidiary (the "Plan"), including senior executive officers. The Plan provides for cash incentive payments, as well as long-term incentive awards in the form of restricted stock under the Provident
Financial  Services,  Inc.  2003 Stock  Award Plan and stock  options  under the
Provident Financial Services, Inc. 2003 Stock Option Plan. The incentive payments, both cash and long-term incentive awards, will be made based primarily on the Company's financial performance in 2008 compared with targets relating to: (i) earnings per share (weighted 50%); (ii) efficiency ratio (weighted 25%); and (iii) total stockholder return relative to the performance of an identified peer group, currently comprised of 20 institutions (weighted 25%) (collectively, the "Corporate Targets"). Incentive payments based on the Company's 2008 financial performance may be made if the Company meets or exceeds 95% of any of the Corporate Targets ("Threshold"). A portion of the incentive payment will be based on the officer's performance against personal goals and objectives, and may be made whether or not Corporate Targets have been met. For certain senior executive officers, 75% of the incentive payment that may be made under the Plan will be based on the Company's financial performance and 25% will be based on the individual's performance. For senior executive officers in the lending and retail banking disciplines, 50% of the incentive payment that may be made under the Plan will be based on the Company's financial performance and 50% will be based on the performance of their respective areas of responsibility against the 2008 business plan.

     Incentive payments will be a percentage of the officer's base salary. Using estimated 2008 base salary levels and the current number of officers that could participate (108 persons), the aggregate cash incentive payments that may be made for 2008 would range from approximately $1.3 million at the Threshold level up to a maximum of approximately $5.2 million and the estimated annual value of the long-term awards would range from approximately $151,000 at the Threshold level up to a maximum of approximately $606,000.


Item 9.01. Financial Statements and Exhibits
           ---------------------------------

          (a) Financial Statements of Businesses Acquired. Not applicable

          (b) Pro Forma Financial Information. Not applicable

          (c) Shell company transactions. Not applicable

          (d) Exhibits. Not applicable

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                       PROVIDENT FINANCIAL SERVICES, INC.



DATE:  January 29, 2008         By:     /s/ Paul M. Pantozzi
                                        ---------------------------
                                        Paul M. Pantozzi
                                        Chairman and
                                        Chief Executive Officer